Exhibit 99.1


           Press Release for FirstBank NW Corp. dated January 4, 2006



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Press Release                                         FirstBank NW Corp. (FBNW)

Company Release - 01/04/06
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FIRSTBANK NW CORP. ANNOUNCES TWO-FOR-ONE STOCK SPLIT

CLARKSTON, WA - January 4, 2006 - FirstBank NW Corp. (Nasdaq: FBNW) announced today that the Corporation's Board of Directors declared a two-for-one stock split in the form of a 100% per share stock dividend on the Corporation's outstanding common stock. The stock dividend will be payable on February 9, 2006. Each shareholder of record as of January 26, 2006 will receive one additional share for every share outstanding on the record date.

FirstBank NW Corp. (headquartered in Clarkston, Washington) is the holding company for FirstBank Northwest, a Washington state chartered savings bank founded in 1920, and has a track record of consistent above-average growth and improving profitability, operating in the rural markets of eastern Oregon, eastern Washington and central Idaho, in addition to the larger and growing markets of Boise and Coeur d'Alene, Idaho and Spokane, Washington. FirstBank Northwest is focused on each community served, striving to deliver competitive financial products and services through exceptional customer service standards, local expertise and leadership. FirstBank Northwest operates 20 branch locations in Idaho, eastern Washington and eastern Oregon, in addition to residential loan centers in Lewiston, Coeur d'Alene, Boise and Nampa, Idaho, Spokane, Washington, and Baker City, Oregon. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.


FORWARD LOOKING STATEMENTS:

   Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, and achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the real estate market in Washington, Idaho and Oregon, the demand for mortgage loans, competitive conditions between banks and non-bank financial service providers, regulatory changes, costs of implementing additional securities requirements and requirements of the Sarbanes Oxley Act of 2002 and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2005.